UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2007

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA 98101-1693
(Address of principal executive offices, including zip code)

(800) 973.6223
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

As previously disclosed, the Board of Directors of the Federal Home Loan Bank of Seattle (Seattle Bank) determined that if the Seattle Bank's five-day rolling average liquidity drops below $4 billion, the member advance stock purchase requirement will increase from 4% to 4.5%. Members will be given prior notice of the change, and the change will only apply prospectively to new or renewing advances. The change is intended to more closely align the Seattle Bank cooperative's capital requirements to its members' use of its advance products. On November 21, 2007, the Seattle Bank issued a Member News regarding a change in its member activity-based stock purchase requirements. Briefly, effective Monday, December 3, 2007, the Seattle Bank's member advance stock purchase requirement will increase from 4.0% to 4.5% of the principal balance of new or renewing advances. The full text of the Member News is incorporated herein and included as Exhibit 99.1 hereto. The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and contained in Exhibit 99.1 hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Member News, dated November 21, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Federal Home Loan Bank of Seattle

Date: November 21, 2007	By: /s/ [Richard M. Riccobono]
Richard M. Riccobono President and Chief Executive Officer

Exhibit Index

Exhibit No. Description

99.1 Member News, dated November 21, 2007